Exhibit 10.1

OMNIBUS MODIFICATION TO LOAN DOCUMENTS AND CONSENT

This Omnibus Modification to Loan Documents and Consent (this "Modification") is entered into as of January 8, 2015, by and among MODERN SYSTEMS CORPORATION, a Delaware corporation, formerly known as BluePhoenix Solutions USA, Inc., a Delaware corporation ("Modern") and MS MODERNIZATION SERVICES, INC., a Texas corporation, formerly known as Sophisticated Business Systems, Inc., successor by merger to BP-AT Acquisition LLC, a Delaware limited liability company f/k/a BP-AT Acquisition Corporation, a Delaware corporation ("MS", and collectively with Modern, "Borrowers", and each individually, a "Borrower"), and COMERICA BANK ("Bank").

RECITALS

WHEREAS, Modern, BP-AT Acquisition Corporation and Bank are parties to a Loan and Security Agreement dated as of October 2, 2013, as amended by that certain First Amendment to Loan and Security Agreement, Joinder and Modification to Loan Documents ("First Amendment") dated as of September 25, 2014 (as it may be further amended from time to time, "Loan Agreement");

WHEREAS, The Loan Agreement, together with all other documents, notes, guaranties, mortgages, security agreements, instruments, documents and agreements at any time evidencing, governing, securing, supporting, or otherwise relating to the Agreement are herein collectively called the "Loan Documents".

WHEREAS, on December 3, 2014, BP-AT Acquisition LLC merged with, and into Sophisticated Business Systems, Inc., a Texas corporation with Sophisticated Business Systems, Inc. being the surviving entity.

WHEREAS, on December 3, 2014, Sophisticated Business Systems, Inc. filed a Restated Certificate of Formation with New Amendments, whereby it changed its name to MS Modernization Services, Inc., a Texas corporation (the "Name Change Amendment");

WHEREAS, notwithstanding any provisions of the Loan Documents to the contrary, Borrowers have requested that Bank consent to the Name Change Amendment and refrain from exercising its rights and remedies under the Loan Documents. Bank hereby consents to the Name Change Amendment, subject to the terms and conditions set forth below;

NOW, THEREFORE, the parties agree as follows:

1.           Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Loan Documents.

2.           Modification to the Loan Documents. Subject to the satisfaction of the conditions precedent as set forth herein, the Loan Documents are hereby modified as set forth below:

(a)	Wherever the name BP-AT Acquisition Corporation, a Delaware corporation, is used in the Loan Documents, it shall hereafter mean MS Modernization Services, Inc., a Texas corporation.

3.           Consent. Under the terms of the First Amendment, the accounts of MS shall not be deemed Eligible Accounts until Bank receives an audit of the Accounts of MS with results satisfactory to Bank (the "Audit Requirement"). Borrowers have requested that Bank waive the Audit Requirement and include the Accounts of MS as Eligible Accounts (to the extent such Accounts meet the requirements of Eligible Accounts). Bank hereby waives the Audit Requirement and agrees that the Accounts of MS may be deemed Eligible Accounts to the extent such Accounts meet the requirements of Eligible Accounts. This consent shall not be deemed to amend or alter in any respect the terms and conditions of the Loan Agreement or any other Loan Documents except to the extent expressly set forth above. Furthermore, the waiver shall not affect in any manner whatsoever any rights or remedies of Bank with respect to any non-compliance with the Loan Agreement or the other Loan Documents whether in nature of an event of default or otherwise, and whether now in existence or subsequently arising.

4.           No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank's failure at any time to require strict performance by any Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

5.           Unless otherwise defined, all initially capitalized terms in this Modification shall be as defined in the Loan Agreement. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Modification shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Loan Agreement, as in effect prior to the date hereof.

6.           Each Borrower represents and warrants that the representations and warranties contained in the Loan Agreement are true and correct in all material respects as of the date of this Modification except to the extent such representation or warranty expressly relates to an earlier date, and that no Event of Default has occurred and is continuing.

7.           As a condition to the effectiveness of this Modification, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	this Modification, duly executed by each Borrower;

(b)	a Certificate of the Secretary of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Modification;

(c)	an amendment to and affirmation of guaranty, executed by Columbia Pacific Opportunity Fund, L.P.;

(d)	an amendment to and affirmation of guaranty, executed by Prescott Group Aggressive Small Cap Master Fund;

(e)	all reasonable Bank Expenses incurred through the date of this Modification, which may be debited from any of any Borrower's accounts with Bank; and

(f)	such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

8.           This Modification may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Borrowers and Bank have executed and delivered this Modification as of the date first set forth above.

MODERN SYSTEMS CORPORATION, a Delaware corporation, formerly known as BluePhoenix Solutions USA, Inc.

By:	/s/ Rick Rinaldo
Printed Name:	Rick Rinaldo
Title:	Vice President

MS MODERNIZATION SERVICES, INC., a Texas corporation, formerly known as Sophisticated Business Systems, Inc., successor by merger to BP-AT Acquisition LLC, formerly known as BP-AT Acquisition Corporation

By:	/s/ Rick Rinaldo
Printed Name:	Rick Rinaldo
Title:	Vice President

COMERICA BANK

By:	/s/ Walter Weston
Printed Name:	Walter Weston
Title:	Vice President

[Signature Page to Omnibus Modification to Loan Documents and Consent (4840660)]

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